UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2016

Anacor Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34973	25-1854385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 23, 2016, the Patent Trial and Appeal Board (the “PTAB”) of the U.S. Patent and Trademark Office instituted Inter Partes Review (“IPR”) proceedings on a total of three petitions filed by a hedge fund (acting with affiliated parties and proceeding under the name of the Coalition for Affordable Drugs X LLC (“CFAD”)) with respect to Anacor Pharmaceuticals, Inc.’s (the “Company”) Orange Book-listed U.S. Patents Nos. 7,582,621 (the “‘621 Patent”) and 7,767,657 (the “‘657 Patent” and, together with the ‘621 Patent, the “KERYDIN Orange Book Patents”) covering KERYDIN® (tavaborole) topical solution, 5%.

In the IPR proceedings, CFAD will have the opportunity to challenge the validity of the claims in the KERYDIN Orange Book Patents before the PTAB.  The Company expects that the PTAB will issue final decisions concerning the patentability of the claims in the KERYDIN Orange Book Patents within one year after the institution of the IPR proceedings, and either party may file an appeal of such decisions with the United States Court of Appeals for the Federal Circuit.

The Company intends to vigorously defend the KERYDIN Orange Book Patents in the IPR proceedings. However, it is impossible to predict with certainty the outcome of such matters. The Company can offer no assurance as to whether the Company will be successful in its defense of some or all of the claims of the KERYDIN Orange Book Patents, or will be able to maintain exclusivity following the expiration of the expected U.S. regulatory exclusivity for KERYDIN. If CFAD is successful in the IPR proceedings, the Company’s business, financial condition, results of operation and cash flows could be materially adversely affected.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Ryan T. Sullivan
		Name:	Ryan T. Sullivan
		Title:	Executive Vice President and
General Counsel

Date: February 24, 2016

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